Exhibit (r)
                                Code Of Ethics
                                    Of The
                                Pioneer Funds,
                       Amundi Pioneer Distributor, Inc.,
             Amundi Pioneer Institutional Asset Management, Inc.,
                                      And
                     Amundi Pioneer Asset Management, Inc.

Policy

   The Pioneer Funds, Amundi Pioneer Distributor, Inc. ("APD"), Amundi Pioneer Institutional Asset Management, Inc. ("APIAM"), and Amundi Pioneer Asset Management, Inc. ("APAM") (collectively, "Amundi Pioneer"), have adopted this Code of Ethics ("Code") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act of 1940"), Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), or FINRA Rule 3210, as applicable.

   This Code establishes standards of conduct expected of all Employees and addresses conflicts that may arise from Employees' personal trading and other activities. Every Employee is expected to fully understand and adhere to the policies and procedures set forth in this Code. Amundi Pioneer operates in a highly regulated industry and is governed by a complex body of federal, state and international laws, rules and regulations, which, if not observed, can subject Amundi Pioneer and/or its Employees to civil and/or criminal penalties.

   Although this Code is intended to provide each Employee with guidance as to whether certain actions or practices are permissible, it does not cover every issue an Employee may face. Amundi Pioneer maintains other policies and procedures, including a Code of Business Conduct that is applicable to an Employee's responsibilities and duties.

   Because no set of guidelines, policies and procedures can anticipate every possible situation, it is essential that each Employee follow this Code both in letter and in spirit. Technical compliance with the procedures, prohibitions and limitations of this Code will not insulate an Employee from scrutiny of or, if called for, sanctions for his or her securities transactions. Any activity that compromises Amundi Pioneer's integrity, even if it does not expressly violate guidelines, may result in scrutiny or action by the Code of Ethics Oversight Committee or the Compliance Department. You are encouraged to contact the Compliance Department with any questions you may have about this Code or about your legal and ethical responsibilities. Employees should contact the Compliance Department at US.Code.of.Ethics@amundipioneer.com or at +1 617-422-4600.

   Please note that standard defined terms can be found on pages 3 through 8 in the "Definitions" section.

   Only certain parts of this Code apply to the Independent Trustees of the Pioneer Funds, specifically Part I and Part VI.

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Last Revised August 2017

   All persons covered by this Code are expected to read this Code carefully and observe and adhere to it at all times.

   All Employees have an obligation to notify his or her Chief Compliance Officer on a timely basis if there is a change to their duties, responsibilities or title, which affects their reporting status under this Code.

   Amundi Pioneer retains the discretion to determine the applicability and interpretation of the Code to specific situations.

Statement of General Principles

   Each Employee must observe the following fiduciary principles with respect to his or her personal investment activities:

       . At all times, each Employee must place the interests of Advisory Clients first;

       . Personal securities transactions of Employees must be conducted in a manner designed to avoid actual or potential conflicts of interest with the interests of any Advisory Client or any abuse of the Employee's position of trust and responsibility; and

       . Each Employee must avoid actions or activities that would allow him or her to inappropriately profit or benefit from his or her position at Amundi Pioneer, or that otherwise brings into question the Employee's independence or judgment.

Standards of Conduct

   All Employees are prohibited from using information concerning the investment intentions of Advisory Clients or confidential information regarding Advisory clients for personal gain or in a manner detrimental to the interests of any Advisory Client. Each Employee also should refer to the separate Code of Business Conduct that governs certain activities of Employees. In addition to this Code and the separate Code of Business Conduct, all Employees must comply with all federal, state and local laws, rules and regulations applicable to the business or operations of Amundi Pioneer, including, but not limited to, the federal securities laws./1/

--------
/1/ For purposes of this Code, "federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act (privacy), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury (anti-money laundering and Office of Foreign Assets Control ("OFAC").

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

Definitions

As used herein:

Term             Definition
----             --------------------------------------------------------
Advisory Client  Means each Pioneer Fund and each other investment company or other client for which Amundi Pioneer acts as
                 an adviser or sub-adviser.

Access Person    Means any person included in the definition of "access
                 person" under Rule 17j-1(a) under the Investment Company
                 Act of 1940 or Rule 204A-1 under the Investment Advisers
                 Act of 1940.

                 The definition of Access Persons includes:

                    (i) each officer, director, trustee, general partner of a Pioneer Fund, APAM, APIAM or APD, except that an Independent Trustee shall not be an Access Person under this Code solely by reason of being a trustee of a Pioneer Fund;

                    (ii) any natural person in a control (as defined in the Investment Company Act of 1940) relationship to Amundi Pioneer who obtains information concerning recommendations made to
                           Advisory Clients with regard to the purchase or sale of securities by an Advisory Client;
                           and

                    (iii)  an Employee if:

                            (A)  in connection with his or her regular
                                 functions or duties, the Employee makes, participates in or obtains information regarding the purchase or sale of a Reportable Security by an Advisory
                                 Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

                            (B) the Employee has access to timely (i.e., nonpublic) information relating to investment management activities, research and/or client portfolio holdings and those who in the course of their employment regularly receive access to trading activity of Advisory
                                 Clients; or

                            (C)  the Employee has been notified in
                                 writing by the Compliance Department
                                 that the Employee has been designated as an Access Person by the Compliance
                                 Department by virtue of the nature of
                                 the Employee's duties and functions.

                 Examples of "access to information" include access to trading systems (such as Blackrock Aladdin), research databases or settlement information. All Employees are generally deemed to be Access Persons.

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

Definitions

As used herein:

Term              Definition
----              ------------------------------------------------------------
                  The Compliance Department following a review of each
                  Employee's role, responsibilities and other relevant
                  information, may make a determination that such Employee is not an Access Person.

Automatic         Means a program in which regular periodic purchases (or
Investment Plan   withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and
                  allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial        Means any economic interest, such as the right to share in
Interest          gains or losses, in a Reportable Security; or where a direct or indirect monetary benefit from the purchase, sale or
                  ownership of a Reportable Security exists. This includes any economic interest in a Reportable Security of:

                      .  a person subject to this Code or their spouse;

                      . A child of the person subject to this Code or their spouse, provided the child is financially dependent upon the person subject to this Code;

                      . any Family Member living in the same household as the person subject to the Code;

                      . any person, if the person subject to the Code has control over the person's account.

                  The ultimate determination of whether you have a Beneficial
                  Interest depends on the facts of each particular case. If you have any questions, contact the Compliance Department for assistance with determining if you have a Beneficial
                  Interest in a Reportable Security.

CCO Means with respect to an Employee of APAM, APIAM or APD, the Chief Compliance Officer of APAM, APIAM, or APD, respectively.

                  CCO means the CCO of the Pioneer Funds when the context so requires.

Code of Business  Means the separate set of guidelines that defines the
Conduct standards to which all Employees are expected to adhere during the course of their employment with, and when conducting business on behalf of, Amundi Pioneer.

Code of Ethics    Means the Code of Ethics Oversight Committee, which is
Oversight         comprised of senior management representatives from Amundi
Committee         Pioneer's Sales, Legal, Compliance, Investment Management,
                  Finance and Human Resources. The Code of Ethics Oversight
                  Committee has oversight

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Last Revised August 2017                                                Page 4

Definitions

As used herein:

Term            Definition
----            ---------------------------------------------------------------
                responsibility for administrating this Code.

Employee Means any person included in the definition of "supervised person" as defined in Section 202(a)(25) of the Advisers Act.

                The definition of Employee includes each officer, director, trustee, partner (or other person occupying a similar status or performing similar functions) or employee (including temporary employees and independent contractors) of a Pioneer
                Fund, APAM, APIAM or APD, and any other person who provides investment advice on behalf of APAM or APIAM and is subject to the supervision and control of APAM or APIAM, except that the definition of Employee does not include an Independent Trustee of a Pioneer Fund.

Family Member   Means any related individual, including but not limited to grandparent, parent, mother-in-law or father-in-law; husband, wife or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law,
                sister-in-law, son-in-law or daughter-in-law; children
                (including step and adoptive relationships); and grandchildren.

Independent     Means any trustee or director of a Pioneer Fund who is not an
Trustee         "interested person" (as that term is defined by
                Section 2(a)(19) of the Investment Company Act of 1940) of the
                Fund.

Initial Public  Means any offering of securities registered under the
Offering Securities Act of 1933 the issuer of which immediately before the offering was not subject to the reporting requirements of
                Section 13 or 15(d) of the Securities Act of 1934.

Investment      Means an Access Person who is (1) a Portfolio Manager, (2) a
Person          securities analyst or trader who provides information and
                advice to a Portfolio Manager or who helps execute a Portfolio
                Manager's decisions, (3) any Employee who works directly with a Portfolio Manager or in the same department as a Portfolio
                Manager, (4) an associate in the Investment Risk Group,
                (5) any other person who, in connection with his or her
                regular functions or duties, makes or participates in making recommendations regarding an Advisory Client's purchase or sale of securities, or (6) any natural person in a control relationship to a Pioneer Fund or Amundi Pioneer who obtains information concerning recommendations made to the Pioneer
                Fund with regard to the purchase or sale of securities by the
                Pioneer Fund.

                In addition to the above definitions, an Employee is an "Investment Person" if the Employee has been notified in writing by the Compliance Department that the Employee has been designated as an "Investment Person" by the Compliance
                Department by virtue of

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

Definitions

As used herein:

Term              Definition
----              -------------------------------------------------------------
                  the nature of the Employee's duties and functions.

Managed Accounts  Means Personal Accounts, pursuant to rule 204A-1(b)(3)(i), whereby a person subject to this Code has no direct or indirect influence or control towards directing purchases, sales, or retention of investments; or towards consulting the third-party manager or trustee as to the particular allocation of investments within the account. This definition includes an account managed on a discretionary basis by someone else, such as a trustee or third-party manager.

                  All such accounts must be approved by the Compliance
                  Department. For the purpose of this section, the person claiming to have no direct or indirect influence or control over such a Personal Account must first provide a written explanation to the Compliance Department describing the circumstances of the Personal Account and reasons why such person believes he or she does not have direct or indirect influence or control (i.e., no investment discretion) over that Personal Account and that he or she does not provide any investment advice or suggestions with respect to the Personal Account. In addition, the Access Person may be required to arrange for his or her broker or adviser to provide to the Compliance Department documentation to evidence such Personal Account arrangement. Compliance may collect information about a trustee or third-party manager's relationship to the Access Person. Periodic certifications may be issued to Access Persons and their trustees or discretionary third-party managers regarding the Access
                  Person's influence or control over their Managed Accounts.
                  Compliance may request reports on holdings and/or transactions made in Managed Accounts.

Personal Account  Means any account in which a Beneficial Interest is held by a person subject to this Code, or any account in which a person subject to this Code has any direct or indirect
                  Beneficial Interest.

APD Employees     Means registered persons of APD and employees of APD who are not registered persons, including APD officers and directors.

Pioneer Fund      Means any investment company registered under the Investment
                  Company Act of 1940 for which APAM serves as the investment adviser (but not as a sub-adviser) or for which APD serves as the principal underwriter.

Amundi Pioneer    Means Amundi Pioneer's savings, retirement and deferred
Account           compensation accounts which include each of Amundi Pioneer
                  Savings and Investment Plan, Amundi Pioneer Retirement
                  Benefit Plan, Amundi Pioneer Asset Management Bonus Deferral
                  Plan, Amundi Pioneer Deferred Compensation Plan for Certain
                  Employees, Amundi Pioneer Health Savings Account, Amundi
                  Pioneer

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Last Revised August 2017                                                Page 6

Definitions

As used herein:

 Term             Definition
 ----             ------------------------------------------------------------
                  Performance and Retention Incentive Compensation Award Plan
                  and the Amundi Pioneer Intermediate Deferred Compensation
                  Award Plan. The definition of Amundi Pioneer Account
                  includes any other account held directly through Amundi
                  Pioneer.

 Portfolio        Means an individual who has direct responsibility and
 Manager          authority to make investment decisions affecting an Advisory
                  Client.

 Private          Means an offering that is exempt from registration pursuant
 Placement        to Section 4(2) or Section 4(6) or pursuant to Rules 504,
                  505 or 506 under the Securities Act of 1933 and other
                  similar non-U.S. securities. Private placements include, but are not limited to, private equity partnerships, hedge
                  funds, limited partnerships and venture capital funds.

 Reportable Fund  Means each Pioneer Fund plus each investment company registered under the Investment Company Act of 1940 sub-advised by APAM or for which APD serves as the principal underwriter.

                  A list of Reportable Funds is available on the PTA system under the Documents section.

 Reportable       Means a security as defined by Section 2(a)(36) of the
 Security         Investment Company Act of 1940, except for the securities
                  and instruments excepted below. The term "Reportable
                  Security" is very broad and includes stocks, bonds,
                  including convertible and preferred securities, ADRs and
                  GDRs, warrants and rights, such as:

                      .  Limited partnership interests;

                      .  Limited liability company interests;

                      . Interests in private investment funds, hedge funds and investment clubs;

                      .  Futures on securities;

                      .  Options on securities;

                      .  Shares in closed-end funds;

                      .  Shares of Reportable Funds;

                      .  Shares of exchange-traded funds;

                      . Securities issued by agencies or instrumentalities of the U.S. government (e.g., GNMA obligations), municipal obligations; and

                      .  Securities issued by foreign governments.

                  Reportable Securities do not include:

                      .  Direct obligations of the government of the United

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Last Revised August 2017                                                Page 7

Definitions

As used herein:

Term              Definition
----              ------------------------------------------------------
                         States;

                      .  Bankers' acceptances;

                      .  Bank certificates of deposit;

                      .  Commercial paper;

                      . Money market funds, including money market funds where APAM serves as the investment adviser or sub-adviser that comply with Rule
                         2a-7 under the Investment Company Act of 1940;

                      . High quality short-term debt instruments, including repurchase agreements; and

                      .  Shares of open-end investment companies
                         registered under the Investment Company Act of 1940, other than Reportable Funds.

Secondary Public  Means a registered offering of a Reportable Security,
Offering          which previously had been issued to the public.

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

Applicability

     The procedures and restrictions outlined in the Code apply differently based on your position, role and responsibilities within Amundi Pioneer. The Compliance Department will confirm which category applies to you. To assist you in determining which provisions of this Code apply to you, this Code is divided into the following parts:

Parts     Description               Applies To                Key Provisions
-----     ------------------------  ------------------------  --------------------------
Part I    Transactions in Open-End  All Employees             Transactions In
          and Closed-End Pioneer                              Closed-End Pioneer Funds
          Funds                     Independent Trustees
                                                              Transactions In Open-End
                                                              Pioneer Funds

Part II   Personal Account          Access Persons            Permitted Brokerage Firms
          Provisions Applicable to
          APD Employees and Access  APD Employees
          Persons

Part III  Personal Trading          Access Persons including  Pre-clearance Of
          Provisions Applicable to  Investment Persons        Transactions
          Access Persons
                                                              Pre-clearance Procedures

                                                              Trading Restrictions

                                                              Access Persons-Prohibited
                                                              Transactions

                                                              Investment
                                                              Persons-Special Provisions

Part IV   Personal Trading          APD Employees and         Initial Public Offerings
          Provisions Applicable to  members of Amundi         and Secondary Offerings
          APD Employees and         Pioneer Asset Management
          Management Committee      USA, Inc. Management      Private Placements
          Members                   Committee
                                                              Holdings Reports

Part V    Reporting and Certifications Requirements

Part VI   Independent Trustees

Part VII  Administration and Enforcement of the Code

     Engagement by APD, APIAM, APAM, or any other US affiliate, of any person as a consultant, temporary employee, intern or independent contractor shall be communicated to the respective Compliance Department. The Compliance Department will review the person's role, responsibilities and other relevant information, and make a determination as to whether this Code applies to that person. Employees scheduled for termination and who no longer have access to the Amundi Pioneer network are not deemed subject to this Code.

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Last Revised August 2017                                                Page 9

     It is your responsibility to familiarize yourself with this Code initially and periodically thereafter, including each time you change positions within Amundi Pioneer.

I.   Transactions in Closed-End and Open-End Pioneer Funds

     Transactions in closed-end pioneer funds

     Each Employee and Independent Trustee must obtain pre-clearance of all purchases and sales of shares of closed-end Pioneer Funds. Shares of a closed-end Pioneer Fund may be sold or purchased only in the 10 calendar-day period following the announcement of the Pioneer Fund's dividend (generally during the first week of each month). Dividend announcements are available on the Pioneer Funds' website. Transactions in a closed-end Pioneer Fund cannot be executed without receiving approval in advance.

     Transactions in open-end pioneer funds

     Amundi Pioneer's policy is to endeavor to prevent disruptive short-term trading in open-end Pioneer Funds. Accordingly, when purchasing, exchanging or redeeming shares of open-end Pioneer Funds, all Employees and Independent Trustees must comply in all respects with the policies and standards set forth in the Funds' prospectuses, including specifically the restrictions on market timing activities, exchanges and redemption policies, as monitored by each Fund's transfer agent.

II.  Personal Account Provisions Applicable to APD Employees and Access Persons

     preferred brokers

     All APD Employees and Access Persons who began their employment or otherwise became a APD Employee or an Access Person with Amundi Pioneer after March 1, 2005, may only open Personal Accounts with one of the following brokerage firms:

       .  Ameriprise

       .  Bank of America Merrill Lynch

       .  Charles Schwab

       .  Credit Suisse

       .  Edward Jones

       .  E*Trade Financial

       .  Fidelity Brokerage Services

       .  Interactive Brokers

       .  Morgan Stanley Wealth Management

       .  Options Express

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Last Revised August 2017                                               Page 10

       .  Raymond James

       .  TD Ameritrade

       .  Scottrade

       .  UBS Financial

       .  USAA

       .  Vanguard

       .  Wells Fargo

     Each new Access Person and APD Employee (whether or not an Access Person) must submit all Personal Account and Reportable Securities holdings information to the Compliance Department (such information to be current as of a date no more than 45 calendar days before the report is submitted) within 10 calendar days of hire or the date on which an individual becomes an Access Person or APD Employee. If a APD Employee or an Access Person or Family Member, living in the same household, of such persons opens a new Personal Account or becomes associated with a pre-existing account, details of the account and Reportable Securities must be sent to the Compliance Department immediately. The account should be reported on PTA. The APD Employee or Access Person must agree to allow the brokerage firm to provide the Compliance Department with reports of transactions executed in the new account.

     New APD Employees and Access Persons must transfer all Personal Accounts to one of the preferred firms listed above within 90 days of becoming a APD Employee or Access Person.

     The preferred broker restriction on employee related brokerage accounts described above does not apply to Managed Accounts or accounts that are not capable of holding Reportable Securities or accounts reported by temporary employees of Amundi Pioneer such as consultants, temps or interns.

     Additional exemptions from the foregoing requirements may be granted only by the Code of Ethics Oversight Committee and the Compliance Department, acting together. Requests for exemptions may be denied. Exemptions that are granted may be revoked if transactions in the accounts are not reported in accordance with the above requirements.

     Accounts at Other Broker-Dealers and Financial Institutions - FINRA Rule
     3210

     All APD Employees and Access Persons must receive prior written consent from Amundi Pioneer's Compliance Department before opening any Personal Accounts including Managed Accounts, but excluding 529 plans, employer sponsored plans, or accounts that are not capable of holding Reportable Securities. Personal Accounts opened or otherwise established by persons prior to being defined as a APD Employee or Access Person must, within 30 calendar days of being so defined, receive written consent by Amundi Pioneer to maintain such accounts.

     Pursuant to FINRA Rule 3210, this Code serves as prior written consent from Amundi Pioneer to all APD Employees and Access Persons to open Personal Accounts at a Preferred Broker.

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Last Revised August 2017                                               Page 11

III. Personal Trading Provisions Applicable to Access Persons

     Pre-clearance of Transactions

     One of key objectives of this Code is to prevent personal trades being made on the basis of information about securities transactions made for Advisory Clients. Each Access Person must obtain pre-clearance of all Reportable Securities transactions in his or her Personal Accounts, except:

       . Purchases or sales of Reportable Funds (including any such transactions in an Amundi Pioneer Account);

       .  Purchases or sales of securities in a Managed Account;

       . Involuntary purchases or sales of Reportable Securities made in a Personal Account, such as Reportable Securities received pursuant to an Automatic Investment Plan (including systematic investment plans and dividend reinvestment plans), a stock split or other similar corporate action, an in-the-money option that is exercised automatically by a broker or the issuer of the shares; a security that is called away as a result of an exercise of an option; a security that is sold by a broker without prior consultation to meet a margin call, or through a gift or bequest;

       . Purchases of Reportable Securities made in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer, and the sale of such rights;

       .  Involuntary tender offers of Reportable Securities;

       . Purchases or sales of non-U.S. funds similar in structure to U.S. open-end mutual funds;

       .  Transactions in futures in broad based indices;

       .  Purchases or sales in securities that are not Reportable Securities;

       .  Purchases or sales of sovereign debt of foreign governments; or

     Other exceptions that may be approved by the Compliance Department based on a review of the facts and circumstances. Such exceptions will be documented.

     Pre-Clearance Procedures

     Requests for pre-clearance of securities transactions other than Private Placements and Initial Public Offerings and Secondary Public Offerings must be made using the Personal Trading Assistant ("PTA") personal trading monitoring application. If the PTA system is not available, pre-clearance requests may be made by electronic mail. All pre-clearance requests must include the name of the security, a definitive security identifier (e.g., CUSIP, ticker, or SEDOL or ISIN), the number of shares or amount of bonds involved, the nature of the transaction, (whether the transaction is a purchase or sale), the Personal Account details, security price, estimated total value and trade currency. Responses to all requests will be made through the PTA system or by written confirmation by the Compliance Department. The Compliance Department maintains a record of all approvals and denials.

     Requests normally will be processed on the same day they are made, but in some cases additional time may be required to pre-clear a particular transaction.

     By seeking pre-clearance, you will be deemed to be certifying to Amundi Pioneer that:

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

       . Except in connection with transactions involving securities of entities that are not publically traded, you do not possess any material nonpublic information relating to the Reportable Security or issuer of the Reportable Security;

       . You are not using knowledge of any proposed trade, recommendation or investment program relating to an Advisory Client for personal benefit;

       . You believe the proposed trade is available to any relevant market participant on the same terms;

       . You will provide any other relevant information requested by the Compliance Department; and

       . All Personal Accounts opened and all transactions executed during the calendar quarter have been reported and are properly reflected in the PTA system.

     Generally, in reviewing a pre-clearance request, the Compliance Department will consider, among other factors, whether the proposed trade might present a conflict or the appearance of a conflict with an Advisory Client's transaction(s), whether the transaction might influence the market in a material respect and whether the transaction has the potential to take advantage or hinder trading for an Advisory Client. Factors to be considered in determining whether a proposed transaction is in conflict with an Advisory Client transaction(s) shall be determined, reviewed and monitored by the Compliance Department and the Code of Ethics Oversight Committee.

        Pre-clearance requests must be submitted within the designated pre-clearance timeframe established by Amundi Pioneer's Compliance Department. A pre-cleared transaction must be submitted and executed between the hours of 8:30 a.m and 4:00 p.m. Eastern Time on the day the approval is granted unless approval is granted for a longer period by the Compliance Department. If some or all of a pre-cleared transaction is not executed during the period, pre-clearance must be requested again in order to complete or execute the trade.

     Excessive trading

     Access Persons are discouraged from trading excessively. Amundi Pioneer strongly discourages high levels of personal trading activity and monitors such activity. Excessive or inappropriate trading that interferes with job performance will not be permitted. If it is determined that an Access Person has engaged in an unusually high level of personal trading or a pattern of excessive trading, Amundi Pioneer may place restrictions on such person's personal trading or take other disciplinary action.

     Initial Public Offerings, Secondary Public Offerings, Private Placements And Other Private Offerings

     Access Persons may not purchase any security in an Initial Public Offering, Secondary Public Offering, or Private Placement except with the prior written approval of the Compliance Department and the Head of Portfolio Management US (or his or her designee). Sales of such securities by Access Persons also must be approved in advance.

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       Registered Persons of APD, APD Employees, and members of the Management
       Committee of Amundi Pioneer Asset Management USA, Inc. are not permitted to purchase any security in an Initial Public Offering of an equity security except as permitted by FINRA Rule 5130.
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     If an Access Person seeks pre-approval for the acquisition of a Reportable
     Security in a Private Placement or an Initial Public Offering or a Secondary Public Offering, the Access

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     Person shall set forth in detail the rationale for the transaction using the form provided by the Compliance Department. Any approval will be granted only after consideration is given to whether the investment opportunity should be reserved for an Advisory Client and whether the opportunity is being offered to the Access Person by virtue of his or her position with or relationship to an Advisory Client.

     Access Persons may not purchase or sell any interest in a collective investment vehicle that is exempt from registration under the 1933 Act, including, but not limited to, hedge funds, private funds or similar investment limited partnerships, without pre-approval from the Compliance Department.

     Black-Out Period

     Access Persons may not buy or sell a Reportable Security on the same day an Advisory Client trades in that security except in a pre-cleared transaction or a transaction exempt from the pre-clearance requirements.

     Access Persons--Prohibited Transactions

     Access Persons may not:

       . Engage in a Reportable Securities transaction in a Personal Account unless the transaction has been pre-cleared or is excluded from the pre-clearance requirements of this Code.

       .  Participate in investment clubs.

       .  Engage in intraday trading.

       .  Sell a security short.

       . Use derivatives, such as futures, options on futures, or options or warrants on a Reportable Security, to evade the restrictions set forth in this Code. A convertible bond is not a derivative for the purposes of this Code.

       . Purchase or sell in a Personal Account options (including naked options), other than options on broad-based indices.

       .  Engage in speculative strategies such as spreads and straddles.

       . Purchase and sell, or conversely sell and purchase, in Personal Accounts any Reportable Security within any period of sixty
          (60) calendar days, except:

          (i) Reportable Securities purchased or sold in transactions excluded from the pre-clearance requirements of this Code; or

          (ii)   Exchange traded funds; or

          (iii) A Reportable Security sold at a loss, if the trade has been approved by the Compliance Department.

       . Place any "good until canceled" or "limit" or equivalent order with any broker other than a limit order that is good for that day only.

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     Investment Persons--Special Provisions

     (Note: Every Investment Person also is an Access Person and remains subject to the provisions in the previous sections.)

     Investment Persons are subject to the following additional provisions:

     Black-Out Period: No Investment Person may purchase or sell any Reportable Security for a Personal Account within seven (7) calendar days before or seven (7) calendar days after the same Reportable Security is purchased or sold by an Advisory Client. An Investment Person will not be deemed to have violated this restriction if his or her trade occurs in the seven
     (7) calendar day period prior to the trade by an Advisory Client if the Investment Person did not know and had no reason to know that a trade for an Advisory Client was being considered, the trade was pre-cleared or it is a transaction exempt from the pre-clearance requirements.

     Initial Public Offerings, Secondary Public Offerings, Private Placements and Other Private Offerings: No Investment Person may purchase any security in an Initial Public Offering, Secondary Public Offering, Private Placement or other private offering, except with the prior written approval of the Compliance Department and the Head of Portfolio Management US (or his or her designee). Sales of such securities also must be approved in advance. If an Investment Person seeks pre-approval for the purchase of a Private Placement, an Initial Public Offering, a Secondary Public Offering or any other private offering, the Investment Person shall set forth in detail the rationale for the transaction using the form provided by the Compliance Department.

     Duty to Make Unbiased Recommendations: Investment Persons have an affirmative duty to make unbiased and timely recommendations to Advisory Clients. Investment Persons may not recommend any Reportable Security to an Advisory Client in which the Investment Person has an interest without first reporting that interest to the Compliance Department.

     Client Opportunities: Investment Persons may not use his or her knowledge of Advisory Client transactions to purchase or sell a Reportable Security, when he or she knew or should have known that the security was being considered as an appropriate investment for any Advisory Client unless the transaction is approved in accordance with Amundi Pioneer's standard procedures. Investment Persons may not delay making a timely recommendation of securities in order to trade personally.

     Accounts of Others: An Investment Person may not manage accounts of persons other than those of Advisory Clients or of his or her Family Members unless a waiver has been granted by the Compliance Department to permit an Investment Person to manage such accounts.

IV. Personal Trading Provisions Applicable to APD Employees and Management Committee Members

     Public Offerings: Registered Persons of APD, APD Employees, and members of the Management Committee of Amundi Pioneer Asset Management USA, Inc. may not purchase equity securities in an Initial Public Offering except as permitted by FINRA Rule 5130.

     Private Placements and Other Private Offerings: No APD Employee may purchase any security in a Private Placement or any other private offering, except with the prior written approval of the Compliance Department and the Head of Portfolio Management US (or his or her designee). If a APD Employee seeks pre-approval for the purchase of a Private

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     Placement, the Employee shall set forth in detail the rationale for the transaction using the form provided by the Compliance Department. Any approval will be granted only after consideration is given to whether the investment opportunity should be reserved for an Advisory Client and whether the opportunity is being offered to the Employee by virtue of his or her position with or relationship to an Advisory Client.

     Preclearance Requirements: APD Employees who are Access Persons are subject to the pre-clearance requirements described in Part III above. APD Employees who are not Access Persons are not subject to any of the above pre-clearance requirements.

     Reporting: APD Employees must complete initial and annual holdings Personal Account reports and transaction reports and must attempt to arrange for duplicate copies of confirmations of all transactions and/or periodic account statements of all Personal Accounts to be sent to the Compliance Department in accordance with Part V below.

V.   Reporting and Certification Requirements

     Reporting Requirements (refer to page 10 for additional details)

     Initial and Annual Holdings Reports: Each Access Person and each APD Employee (whether or not an Access Person) initially and on an annual basis thereafter shall report to the Compliance Department all holdings in Reportable Securities (including holdings in any Reportable Fund) occurring in his or her Personal Accounts (such information to be current as of a date no more than 45 calendar days before the report is submitted). Initial reports must be filed within 10 calendar days of the date on which an individual becomes an Access Person or APD Employee. The Compliance Department will determine the form or system on which the required information is to be reported.

     Duplicate Statements: Each Access Person and APD Employee must attempt to arrange for duplicate copies of confirmations of all transactions and/or periodic account statements of all Personal Accounts, other than those transactions and holdings held in the Amundi Pioneer Accounts, to be sent to:

                   Amundi Pioneer Asset Management USA, Inc.
                             Compliance Department
                          13th Floor, 60 State Street
                          Boston, Massachusetts 02109

     Such instructions must be made promptly upon becoming an Access Person or APD Employee and as new accounts are established but no later than 30 days after the end of a calendar quarter.

     If duplicate copies of confirmations and periodic account statements cannot be arranged to be sent to Amundi Pioneer in a timely manner, the Compliance Department must be notified immediately.

     Access Persons and APD Employees are responsible for following up with the broker to ensure that such instructions are being followed.

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     Quarterly Reports:

     Preferred Broker Accounts - electronic reporting

     A quarterly transaction report is not required for Access Persons and APD Employees who hold Personal Accounts with preferred brokers that provide transaction information via electronic form to the Compliance Department for the time period that would be covered by the quarterly report.

     Preferred Broker Accounts - non-electronic reporting

     Each Access Person and each APD Employee must report, within 30 calendar days after the end of each calendar quarter, all transactions in Reportable Securities occurring in the quarter in a Personal Account held with a preferred broker that does not provide electronic reporting on the Personal Account to the Compliance Department. Quarterly transaction reports must be submitted even if there was no transaction during the quarter.

     Non-Preferred Broker Accounts

     Each Access Person and each APD Employee must report, within 30 calendar days after the end of each calendar quarter, all transactions in Reportable Securities occurring in the quarter in a Personal Account held with a non-preferred broker. Quarterly transaction reports must be submitted even if there was no transaction during the quarter.

     Amundi Pioneer Accounts: Transactions and holdings of securities held in Amundi Pioneer Accounts, as defined, are not required to be included in quarterly or annual reports except Investor Services Group accounts at Amundi Pioneer and Amundi Pioneer's Health Savings Accounts.

     Annual and Quarterly Reporting Exceptions: The following types of Reportable Securities transactions do not have to be included in the quarterly reports to the Compliance Department. (Please note, however, that holdings of such Reportable Securities are required to be included in the annual holdings report):

       . Purchases of Reportable Securities made pursuant to an Automatic Investment Plan;

     The following transactions and holdings are not required to be reported on a quarterly or annual basis:

       . Transactions and holdings in securities or instruments that are not Reportable Securities;

       . Transactions and holdings in non-U.S. funds similar in structure to U.S. open-end mutual funds, such as UCITs, that are not advised by Amundi Pioneer or its affiliates;

       .  Transactions and holdings in securities in Managed Accounts; and

     Certifications

     (Note: The Compliance Department will determine the form or system on which the required information is to be reported).

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

     Initial Certification and Updates: Upon request all Employees shall acknowledge that they have received, read and understand this Code, and any material amendment, and recognize that they are subject to its requirements.

     Annual Certifications: All Employees shall certify at least annually that they have read and understand this Code, recognize that they are subject to its requirements and have complied with the requirements of this Code. All Employees shall also certify annually that they have reported all holdings of Reportable Securities in Personal Accounts required to be reported pursuant to this Code.

VI.  Independent Trustees

     Quarterly Reporting: An Independent Trustee is required to make a quarterly report with respect to any transaction during the applicable quarter in a Reportable Security in which the Independent Trustee had any direct or indirect Beneficial Interest (excluding, for purposes of this subparagraph, transactions in open-end Pioneer Funds) if such Independent Trustee knew or, in the ordinary course of fulfilling his or her duties as an Independent Trustee should have known, that during the 15-day period immediately before or after the transaction in such Reportable Security, an Advisory Client purchased or sold such Reportable Security, or an Advisory Client or APAM considered purchasing or selling such Reportable Security. Each such report shall be made within 30 calendar days after the end of the applicable calendar quarter in the form provided by the Compliance Department. The quarterly reporting exceptions set forth in
     Part V above shall apply to any quarterly reports required to be made by an Independent Trustee under this Part VI.

     No report will be required for any quarter in which an Independent Trustee only has exempt transactions to report. Sanctions for any violation of this Code of Ethics by an Independent Trustee of a Pioneer Fund will be determined by a majority vote of other Independent Trustees of such Fund.

VII. Administration and Enforcement

     Acknowledgement of, and compliance with, this Code is a condition of employment with Amundi Pioneer. This Code does not create any obligations to any person or entity other than Amundi Pioneer. This Code is not a promise or a contract, and it may be modified at any time.

     Reporting Violations of the Code

     Duty of each Employee to Report: Amundi Pioneer relies on each Employee to report promptly any conduct you believe to be a violation of this Code. You must report violations or suspected violations of this Code to the Compliance Department or an Amundi Pioneer lawyer. All such reports will be investigated.

     Retaliation Prohibited: Amundi Pioneer will not tolerate any form of retaliation against any person who lodges a good faith report of a violation or suspected violation or cooperates in an investigation. Where retaliation is found to have occurred, the offending party will be subject to disciplinary action, up to and including termination of employment. Amundi Pioneer also reserves the right to take corrective action against a person if, upon investigation, it determines that the person was dishonest or malicious in making a report or providing information to investigators.

     Confidentiality: In conducting an investigation, Amundi Pioneer will attempt to keep the identities of the person reporting the suspected violation and of witnesses confidential. Where this is not possible, information will be disclosed only as necessary to conduct the

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

     investigation and to permit members of management to ensure the efficiency and security of Amundi Pioneer's business activities. Where a report involves a violation of a law or regulation, Amundi Pioneer may also be obligated to make certain information available to clients or former clients, the Securities and Exchange Commission, FINRA or other authorities.

     Penalties and Sanctions

     Sanctions: Compliance with this Code is expected and violations of its provisions are taken seriously. Any violation of this Code (other than by an Independent Trustee) shall be subject to the imposition of such sanctions by the Compliance Department as the Compliance Department deems appropriate under the circumstances to achieve the purposes of this Code. Please refer to the Code of Ethics Violation and Sanctions Guidelines for further details.

     These sanctions may include, but are not limited to: terminating or suspending employment; suspending personal trading privileges; issuing a letter of censure or warning; requiring mandatory Code retraining; requiring the compensation of an affected Advisory Client for an amount equal to the advantage gained by reason of such violation; or requiring the reversal of the trade(s) at issue and forfeit of any profit or absorption of any loss from the trade.

     In deciding whether to impose sanctions, Amundi Pioneer may take into account any factors that it determines to be appropriate in imposing sanctions, which may include, but are not limited to, an Employee's history of compliance, the nature of the violation, whether the violation was intentional or inadvertent and any harm suffered by a client. Violations of this Code also may result in criminal prosecution or civil action. Violations will be removed from an Employee's personnel record for cumulating sanction purposes after a period of three years from the date of the violation.

     Amundi Pioneer reserves the right to take any legal action it deems appropriate against any Employee who violates any provision of this Code and to hold Employees liable for any and all damages (including, but not limited to, all costs and attorney fees) that Amundi Pioneer may incur as a direct or indirect result of any such Employee's violation of this Code or related law or regulation.

     Sanctions for any violation of this Code of Ethics by an Independent Trustee of a Pioneer Fund will be determined by a majority vote of other Independent Trustees of such Fund.

     Hardship and other exemptions: The CCO or his or her designee may from time to time grant hardship or other exemptions from the trading restrictions, pre-clearance requirements or other provisions of this Code. The decision will be based on a review of the relevant facts and circumstance and a determination will be made depending on the facts whether a hardship or other valid reason exists that would permit an exemption to be granted. The transaction for which an exemption is requested should not result in a conflict with Amundi Pioneer's Advisory Clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of a position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors. The CCO or his or her designee may seek additional approval from the Head of US Portfolio Management or his or her designee.

     Exemption requests should be submitted in writing to the Compliance Department setting forth the reason for the request along with any pertinent facts and reasons why the exemption should be granted. Exemptions are intended to be exceptions, and repetitive requests for exemptions are not likely to be granted.

     Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Department.

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     Review Process: An Employee may request review by the Compliance
     Department of a decision or determination made by the Compliance
     Department pursuant to this Code. The request must be submitted within 30 days of the Compliance Department's decision or determination. The Compliance Department, in its sole discretion, may elect to consider or reject the request for review. If appropriate in reaching a decision, the Compliance Department will arrange for a review of the matter by senior management of Amundi Pioneer and/or the Code of Ethics Oversight Committee.

     Duties of the Compliance Department

     The Compliance Department is responsible for the oversight, interpretation and administration of this Code, and the preparation for review and approval of any amendments to the Code.

     The Compliance Department will inform you if you are subject to this Code.

     A copy of this Code is available on Amundi Pioneer's intranet site and the PTA Home Page. Likewise, amendments to the Code will be posted on Amundi Pioneer's intranet site and PTA promptly after they become effective. Employees will be given notice of all changes to, or restatements of, the Code.

     Duties of the CCO

     The CCO (or his or her designee) shall have the following responsibilities:

       . Furnishing all Employees with copies of this Code and initially and periodically informing them of their duties and obligations hereunder;

       . Designating, as desired, appropriate personnel to review transaction and holdings reports submitted pursuant to the Code;

       .  Reviewing and approving pre-clearance requests;

       . Maintaining or supervising the maintenance of all records required by this Code;

       . Issuing any interpretation of this Code that, in the CCO's judgment, is consistent with the objectives of this Code;

       . Conducting such investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Compliance Department and to the Trustees of the affected Pioneer Funds;

       . Submitting a quarterly report to the Boards of Trustees of the Pioneer Funds of any violations of this Code and the sanctions imposed as a result; and

       . Submitting a written report at least annually to the Board of Trustees of each Pioneer Fund, Board of Directors of APD and the Management Committee of APAM and its affiliates that:

           . Describes any issues arising under this Code since the last report, including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations;

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           .  Summarizes existing procedures concerning personal investing and any changes in the procedures made during the previous year;

           . Identifies any recommended changes in existing restrictions or procedures based upon experience under this Code, evolving industry practices or developments in applicable laws or regulations.

     Recordkeeping

     The Compliance Department shall maintain or cause to be maintained in an easily accessible place, the following records:

       . A copy of any Code adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940 or Rule 204A-1 under the Advisers Act, which has been in effect during the most recent five (5) year period.

       . A record of any violation of any such Code, and of any action taken as a result of such violation, within three (3) years from the end of the calendar year in which such violation occurred.

       . A copy of all written acknowledgements by Access Persons during the most recent five (5) year period.

       . A copy of each report made by an Access Person or an Independent Trustee, as well as trade confirmations and/or account statements that contain information not duplicated in such reports, within five
          (5) years from the end of the fiscal year of Amundi Pioneer in which such report is made or information is provided, the first two
          (2) years in an easily accessible place.

       . A copy of each report made by the CCO (or his or her designee) within five (5) years from the end of the fiscal year of Amundi Pioneer in which such report is made or issued, the first two (2) years in an easily accessible place.

       . A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been, Access Persons or were required to make reports pursuant to Rules 17j-1 and 204A-1 and this Code or who are or were responsible for reviewing these reports.

       . A record of any decision, and the reasons supporting the decision, to permit an Access Person or Investment Person to acquire a Private Placement or Initial Public Offering security, for at least five
          (5) years after the end of the fiscal year in which permission was granted.

     Amendments

     Amundi Pioneer may amend this Code as necessary or appropriate to achieve the purposes of Rules 17j-1 and 204A-1. Any material changes to this Code must be approved by the Board of Trustees of each Pioneer Fund, including a majority of the Independent Trustees, within six months after the change has been adopted by Amundi Pioneer.

     Interpretation

     Amundi Pioneer may, from time to time, adopt such interpretations of this Code, as Amundi Pioneer deems appropriate.

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     Educational Materials

     The Compliance Department may from time to time circulate educational materials or bulletins designed to assist you in understanding and carrying out your duties under this Code.

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